Exhibit 99.1

BLUE OCEAN ACQUISITION CORP
2 Wisconsin Circle,
7th Floor
Chevy Chase, MD 20815
(240) 235-5049

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE EXTRAORDINARY GENERAL MEETING
TO BE HELD ON [●], 2024

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice dated [●], 2024 and proxy statement, dated [●], 2024, in connection with the extraordinary general meeting of Blue Ocean Acquisition Corp (the “Company”) to be held at the offices of Sidley Austin LLP located at 787 7th Avenue, New York NY 10019 at [● a.m.], Eastern time, on [●], 2024 (the “extraordinary general meeting”) for the sole purpose of considering and voting upon the following proposals, and hereby appoints [Richard Leggett and Stuart Karle] (with full power to act alone), the attorneys and proxies of the undersigned, with full power of substitution to each, to vote all of the ordinary shares of the Company registered in the name provided, which the undersigned is entitled to vote at the extraordinary general meeting and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying proxy statement.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENVELOPE ENCLOSED. THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 — THE BUSINESS COMBINATION PROPOSAL AND “FOR” PROPOSAL 2 — THE MERGER PROPOSAL AND “FOR” PROPOSAL 3 — THE ADJOURNMENT PROPOSAL, IF PRESENTED. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS.

Important Notice Regarding the Availability of Proxy Materials for the extraordinary general meeting of Shareholders to be held on [●], 2024: This notice of meeting and the accompanying proxy statement are available at [https://www.cstproxy.com/boacquisition/2024].

Proposal 1 — The Business Combination Proposal	FOR	AGAINST	ABSTAIN

to consider and vote upon, as an ordinary resolution, a proposal to approve, ratify and authorize the Agreement and Plan of Merger, dated as of June 6, 2023, by and among the Company, TNL Mediagene (formerly “The News Lens Co., Ltd.”), a Cayman Islands exempted company (“TNL Mediagene”), and TNLMG (formerly “TNL Mediagene”), a Cayman Islands exempted company and a wholly owned subsidiary of TNL Mediagene (“Merger Sub”), as amended by the Amendment No. 1 to Agreement and Plan of Merger dated as of May 29, 2024 (the “First Amendment”) and Amendment No. 2 to Agreement and Plan of Merger dated as of October 23, 2024 (the “Second Amendment” and together with the First Amendment and the Original Merger Agreement as it may be amended from time to time, the “Merger Agreement”), a copy of each of which is attached to the proxy statement/prospectus as Annex A-1, Annex A-2 and Annex A-3, respectively, and the transactions contemplated therein, including the business combination whereby Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of TNL Mediagene (the “Business Combination Proposal”).	☐	☐	☐

Proposal 2 — The Merger Proposal	FOR	AGAINST	ABSTAIN

to consider and vote upon, as a special resolution, a proposal to approve and authorize the Merger and the Plan of Merger by and among the Company, Merger Sub and TNL Mediagene, substantially in the form attached to the proxy statement/prospectus as Annex C (the “Merger Proposal”).	☐	☐	☐

Proposal 3 — The Adjournment Proposal	FOR	AGAINST	ABSTAIN

to consider and vote upon, as an ordinary resolution, a proposal to adjourn the extraordinary general meeting to a later date or dates to be determined by the chairman of the extraordinary general meeting, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the extraordinary general meeting, there are not sufficient votes to approve one or more proposals presented to shareholders for a vote, or where the Company’s board of directors has determined it is otherwise necessary (the “Adjournment Proposal”).	☐	☐	☐

Dated: , 2024

Shareholder’s Signature

Shareholder’s Signature

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.